CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Medcom USA, Incorporated, whereby certain Selling Shareholders propose to sell up to 17,998,340 shares of Medcom's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


Very truly yours,

HART & TRINEN
William T. Hart

Denver, Colorado
November 12, 1999



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                     CONSENT OF INDEPENDENT AUDITORS' REPORT



We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-71179) of our report dated August 19, 1999 for the year ended June 30, 1999, included in the Form 10-KSB of MedCom USA, Inc. (f/k/a Sims Communications, Inc.) for the year ended June 30, 1999.


                                   Ehrhardt Keefe Steiner & Hottman PC

November 9, 1999
Denver, Colorado